UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2010

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21-G, Billings, MT 59101
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (310) 706-4009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

On June 18, 2010, we sold our 50% working interest in approximately 6,239 net acres located in Divide County, North Dakota (the “Spyglass Prospect”), to Eternal Energy Corp. (“Eternal”) and acquired a 50% working interest in approximately 4,320 net acres located in southeastern Saskatchewan (the “Hardy Prospect”) and an existing, shut-in well bore from Eternal.  The transaction is expected to close on June 25, 2010.

In addition, we intend to enter into an operating agreement with Eternal, whereby Eternal will be responsible for managing all future exploration and operational activities for both the Hardy and Spyglass Prospects.

On June 18, 2010, we issued a press release announcing the sale of the Spyglass Prospect working interest and the acquisition of the Hardy Prospect working interest.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
99.1*	Press Release dated June 18, 2010, announcing the sale of the Spyglass Prospect working interest to Eternal Energy Corp. and the acquisition of the Hardy Prospect working interest.
________ * Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President and Chief Executive Officer